EXHIBIT 23









              CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-43765, 333-43767, 333-43769, 333-53309, 333-53333 and 333-53337), on Form S-3
(Nos. 333-31043 and 333-93769), and on Form S-4 (No. 333-60809)
of UniSource Energy Corporation of our report dated February 1, 2001 relating to the financial statements, which appears in this Form 10-K. We also consent to the incorporation by reference in Amendment No. 3 to the Registration Statement on Form S-4 (No. 333-65143) of Tucson Electric Power Company of our report dated February 1, 2001 relating to the financial statements, which appears in this Form 10-K.





PricewaterhouseCoopers LLP
Los Angeles, California
March 1, 2001